EXHIBIT (99)

COMMON STOCK                       COMMON STOCK


NUMBER          [Text shown ]                          SHARES
NR              [in this    ]
                [section    ]
                [appears in ]      CORPORATE SEAL, DELAWARE
                [engraved   ]      OWENS CORNING
                [border bars]      1938

                 [Stock vignette graphic:
                  semi globe, surmounted
                  by eagle, flanked by 2
                       male figures]

THIS CERTIFICATE IS      CUSIP 69073F 10 3
TRANSFERABLE IN NEW      SEE REVERSE FOR CERTAIN DEFINITIONS
YORK AND TORONTO

                           OWENS CORNING
       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

 THIS IS TO CERTIFY THAT
 IS THE OWNER OF

 FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF 10c EACH
                      OF THE COMMON STOCK OF

Owens Corning (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
      Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated

Countersigned and Registered:
CHASEMELLON SHAREHOLDER SERVICES
     Transfer Agent
     and Registrar,

BY                     /s/                /s/

  Authorized Officer   Secretary      Chairman of the Board and
                                      Chief Executive Officer
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM -as tenants in common           UNIF GIFT MIN ACT-
  TEN ENT -as tenants by the entireties   _____ Custodian_______
  JT TEN  -as joint tenants with right    (Cust)          (Minor)
           of survivorship and not as     under Uniform Gifts
           tenants in common              to Minors Act__________
                                                       (State)

   Additional abbreviations may also be used though not in the above list.

  For value received,____________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
__________________________________________________________________

__________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________
                                                            Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________

__________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated____________________

                     X_______________________________________

                         NOTICE:  THE SIGNATURE TO THIS
                         ASSIGNMENT MUST CORRESPOND WITH THE
                         NAME AS WRITTEN UPON THE FACE OF
                         THE CERTIFICATE IN EVERY
                         PARTICULAR, WITHOUT ALTERATION OR
                         ENLARGEMENT, OR ANY CHANGE
                         WHATEVER. [Notice appears
                         vertically on right side of
                         certificate]

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Company and The Chase Manhattan Bank dated as of December 12, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) will become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.